Exhibit 99.1

Fifth Third Auto Trust 2004-A

$141,000,000 1.3975% Class A-1 Notes

$296,000,000 2.42% Class A-2 Notes

$140,000,000 3.19% Class A-3 Notes

$141,125,000 3.70% Class A-4 Notes

$20,625,000 3.61% Class B Notes

Statement to Securityholders

Collection Period Collection Period Beginning Date Collection Period Ending Date Payment Date		2 July 1, 2004 July 31, 2004 August 20, 2004

(a)	Amount of Collections received during the Collection Period	31,560,811.16
(b)	Principal and Interest Distributions for each class of notes
	Class A-1 Principal Distributable Amount	$29,359,804.97
	Class A-1 Interest Distributable Amount	$133,451.43
	Class A-2 Principal Distributable Amount	$0.00
	Class A-2 Interest Distributable Amount	$596,933.33
	Class A-3 Principal Distributable Amount	$0.00
	Class A-3 Interest Distributable Amount	$372,166.67
	Class A-4 Principal Distributable Amount	$0.00
	Class A-4 Interest Distributable Amount	$435,135.42
	Class B Principal Distributable Amount	$0.00
	Class B Interest Distributable Amount	$62,046.88
(c)	Outstanding Amount of each class of notes and Note Pool Factor (after all distributions)
	Class A-1 Outstanding Amount	$81,535,260.97
	Class A-1 Note Pool Factor	0.5782643
	Class A-2 Outstanding Amount	$296,000,000.00
	Class A-2 Note Pool Factor	1.0000000
	Class A-3 Outstanding Amount	$140,000,000.00
	Class A-3 Note Pool Factor	1.0000000
	Class A-4 Outstanding Amount	$141,125,000.00
	Class A-4 Note Pool Factor	1.0000000
	Class B Outstanding Amount	$20,625,000.00
	Class B Note Pool Factor	1.0000000
(d)	Amount of Servicing Fee paid to Servicer for the Collection Period	$601,272.46
	Amount of any fees paid by the Issuer to the Owner Trustee for the Collection Period	$—
	Amount of any fees paid by the Issuer to the Indenture Trustee for the Collection Period	$—
(e)	Regular Principal Allocation	$35,868,337.80
(f)	First Allocation of Principal	$0.00
(g)	Second Allocation of Principal	$15,060,810.13
(h)	Amount of Realized Losses for the Collection Period	$0.00
	Amount of Recoveries for the Collection Period	$0.00
(i)	Pool Balance	$693,584,255.81
(j)	Reserve Account Balance (after all distributions)	$1,875,031.45
(k)	Reserve Account Deposit	$0.00
	Reserve Account Withdrawal Amount	$0.00
(l)	Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period	$33,017.50
(m)	Delinquency data as of the last day of the Collection Period
	Number of Receivables 30-59 days delinquent	96
	Principal Balance of Receivables 30-59 days delinquent	$1,537,841.18
	Number of Receivables 60-89 days delinquent	15
	Principal Balance of Receivables 60-89 days delinquent	$243,350.90
	Number of Receivables 90 days or more delinquent	0
	Principal Balance of Receivables 90 days or more delinquent	$—
(n)	Interest Carryover Shortfall (after all distributions)
	Class A-1 Interest Carryover Shortfall	$0.00
	Change in Class A-1 Interest Carryover Shortfall from previous Distribution Date	$0.00
	Class A-2 Interest Carryover Shortfall	$0.00
	Change in Class A-2 Interest Carryover Shortfall from previous Distribution Date	$0.00
	Class A-3 Interest Carryover Shortfall	$0.00
	Change in Class A-3 Interest Carryover Shortfall from previous Distribution Date	$0.00
	Class A-4 Interest Carryover Shortfall	$0.00
	Change in Class A-4 Interest Carryover Shortfall from previous Distribution Date	$0.00
	Class B Interest Carryover Shortfall	$0.00
	Change in Class B Interest Carryover Shortfall from previous Distribution Date	$0.00
(o)	Aggregate Purchase Amounts for Receivables with respect to the Collection Period	$0.00
(p)	Repossession Data
	Number of Receivables Repossessed during the Collection Period	4
	Principal Amount of Receivables Repossessed during the Collection Period	$85,996.64
(q)	Overcollateralization Target Amount for next Distribution Date	$19,986,536.01
(r)	Distribution Amount to Residual Certificate Holder	$—